Exhibit (12)

[Form of Tax Opinion]

[TST - Shell Acquiring Fund]

________, 2017

Sentinel Balanced Fund One National Life Drive Montpelier, Vermont 05604	Touchstone Balanced Fund 303 Broadway, Suite 1100 Cincinnati, Ohio 45202
Sentinel Common Stock Fund One National Life Drive Montpelier, Vermont 05604	Touchstone Large Cap Focused Fund 303 Broadway, Suite 1100 Cincinnati, Ohio 45202
Sentinel International Equity Fund One National Life Drive Montpelier, Vermont 05604	Touchstone International Equity Fund 303 Broadway, Suite 1100 Cincinnati, Ohio 45202
Sentinel Small Company Fund One National Life Drive Montpelier, Vermont 05604	Touchstone Small Company Fund 303 Broadway, Suite 1100 Cincinnati, Ohio 45202

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) of Sentinel Balanced Fund, Sentinel Common Stock Fund, Sentinel International Equity Fund and Sentinel Small Company Fund (each a “Predecessor Fund” and collectively, the “Predecessor Funds”), each a series of Sentinel Group Funds, Inc., a Maryland corporation (the “Predecessor Company”), and, respectively, Touchstone Balanced Fund, Touchstone Large Cap Focused Fund, Touchstone International Equity Fund and Touchstone Small Company Fund (each a “Successor Fund” and collectively, the “Successor Funds”), each a series of Touchstone Strategic Trust, a Massachusetts business trust (the “Successor Company”). The Predecessor Funds and the Successor Funds are each referred to herein as a “Fund,” and collectively, as the “Funds.”

The Reorganizations will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of ______, 2017, entered into by the Successor Company, on behalf of the Successor Funds, the Predecessor Company, on behalf of the Predecessor Funds, and for purposes of paragraph 9.1 thereof only, Touchstone Advisors, Inc., the investment adviser for the Successor Funds, and for purposes of paragraphs 8.7 and 9.1 thereof only, Sentinel Asset Management, Inc., the investment adviser for the Predecessor Funds (the “Plan”). Each Reorganization contemplates the transfer of all

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________, 2017

the assets of the Predecessor Fund to its corresponding Successor Fund (as set forth in Schedule A attached hereto and incorporated herein by reference) solely in exchange for voting shares of beneficial interest, without par value, of the corresponding Successor Fund (“New Shares”) and the assumption by the corresponding Successor Fund of all the Liabilities (as defined in the Plan) of the Predecessor Fund. As part of each Reorganization, the Predecessor Fund will immediately thereafter distribute pro rata, by class, to its shareholders of record all the New Shares so received in complete liquidation of the Predecessor Fund, and the Predecessor Fund promptly thereafter will be terminated under applicable state law.

In rendering this opinion, we have examined the Plan and have reviewed and relied upon representations made to us by duly authorized officers of the Predecessor Company, on behalf of itself and the Predecessor Funds, and the Successor Company, on behalf of itself and the Successor Funds, in letters dated ______, 2017. We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Our opinion is based, in part, on the assumption that each Reorganization described herein will occur in accordance with the terms of the Plan (without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved) and the facts and representations set forth or referred to in this letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate as of the date and time of the Closing (as defined in the Plan) (the “Effective Time”). You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion, with respect to each Reorganization, that for U.S. federal income tax purposes:

1.	The transfer by the Predecessor Fund of all its assets to its corresponding Successor Fund solely in exchange for New Shares of the corresponding Successor Fund and the assumption by the corresponding Successor Fund of all the Liabilities of the Predecessor Fund, immediately followed by the pro rata, by class, distribution of all the New Shares so received by the Predecessor Fund to the Predecessor Fund’s shareholders of record in complete liquidation of the Predecessor Fund and the termination of the Predecessor Fund promptly thereafter, will constitute a “reorganization” within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Successor Fund and the Predecessor Fund will each be a “party to a reorganization,” within the meaning of section 368(b) of the Code, with respect to such Reorganization.

2.	No gain or loss will be recognized by the Successor Fund upon the receipt of all the assets of its corresponding Predecessor Fund solely in exchange for New Shares of the Successor Fund and the assumption by the Successor Fund of all the Liabilities of the corresponding Predecessor Fund. (Section 1032(a) of the Code).

________, 2017

3.	No gain or loss will be recognized by the Predecessor Fund upon the transfer of all its assets to its corresponding Successor Fund solely in exchange for New Shares of the corresponding Successor Fund and the assumption by the corresponding Successor Fund of all the Liabilities of the Predecessor Fund or upon the distribution (whether actual or constructive) of the New Shares so received to the Predecessor Fund’s shareholders solely in exchange for such shareholders’ shares of the Predecessor Fund in complete liquidation of the Predecessor Fund. (Sections 361(a) and (c) and 357(a) of the Code).

4.	No gain or loss will be recognized by the Predecessor Fund’s shareholders upon the exchange, pursuant to the Plan, of all their shares of the Predecessor Fund solely for New Shares of the corresponding Successor Fund. (Section 354(a) of the Code).

5.	The aggregate basis of the New Shares received by each Predecessor Fund shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Predecessor Fund shares exchanged therefor by such shareholder. (Section 358(a)(1) of the Code).

6.	The holding period of the New Shares received by each Predecessor Fund shareholder in the Reorganization will include the period during which the shares of the Predecessor Fund exchanged therefor were held by such shareholder, provided such Predecessor Fund shares were held as capital assets at the Effective Time. (Section 1223(1) of the Code).

7.	The basis of the assets of the Predecessor Fund received by its corresponding Successor Fund will be the same as the basis of such assets in the hands of the Predecessor Fund immediately before the Effective Time. (Section 362(b) of the Code).

8.	The holding period of the assets of the Predecessor Fund received by the corresponding Successor Fund will include the period during which such assets were held by the Predecessor Fund. (Section 1223(2) of the Code).

9.	The taxable year of the Predecessor Fund will not end as a result of the Reorganization. The part of the taxable year of the Predecessor Fund before the Effective Time and the part of the taxable year of its corresponding Successor Fund after the Effective Time will constitute a single taxable year of the Successor Fund. (Section 381(b) of the Code and Section 1.381(b)-1(a)(2) of the Income Tax Regulations).

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on a Predecessor Fund, a Successor Fund or any Predecessor Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

Facts

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.

________, 2017

The Predecessor Company has been registered and operated, since it commenced operations, as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Each Predecessor Fund is a separate series of the Predecessor Company that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Each Predecessor Fund has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs. All the outstanding shares of each Predecessor Fund are treated as equity for federal income tax purposes.

The Successor Company has been registered and operated, since it commenced operations, as an open-end management investment company under the 1940 Act. Each Successor Fund is a newly created separate series of the Successor Company that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Each Successor Fund was newly formed for the purpose of engaging in its respective Reorganization. Prior to the Effective Time, no Successor Fund will conduct any business, except as required to consummate its Reorganization. The only outstanding shares of each Successor Fund prior to the Effective Time will consist of the single share issued to the sole shareholder of such Successor Fund to permit the sole shareholder to approve certain items related to the organization of the Successor Fund. Such share will be redeemed and cancelled prior the Effective Time. Immediately prior to the Effective Time, no Successor Fund will have any assets. Each Successor Fund will elect to be taxed as a regulated investment company under section 851 of the Code and will qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including, without limitation, the taxable year in which its Reorganization occurs. All New Shares issued in the Reorganizations will be treated as equity for federal income tax purposes.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, each Successor Fund will acquire all the assets of its corresponding Predecessor Fund solely in exchange for New Shares of such Successor Fund and the assumption by the Successor Fund of all the Liabilities of the corresponding Predecessor Fund. Immediately thereafter, each Predecessor Fund will distribute pro rata, by class, to its shareholders of record all the New Shares so received in complete liquidation of the Predecessor Fund, and promptly thereafter, the Predecessor Fund will be terminated under applicable state law. The assets of each Predecessor Fund to be acquired by its corresponding Successor Fund will consist of all its assets, including, without limitation, all portfolio securities, cash, cash equivalents, commodities, interests in futures and other financial instruments, claims (whether absolute or contingent, known or unknown), receivables (including dividends or interest and other receivables) and other assets owned by such Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of such Predecessor Fund as of the Effective Time. Immediately after the distribution of the New Shares by a Predecessor Fund, (i) the former shareholders of the Predecessor Fund will own all the issued and outstanding shares of its corresponding Successor Fund and will own such shares solely by reason of their ownership of shares of the Predecessor Fund immediately prior to the Effective Time and (ii) the Successor Fund will own all the assets that had been held by the Predecessor Fund immediately prior to the Effective Time, and such assets shall be subject to all the Liabilities of the Predecessor Fund as existed immediately prior to the Effective Time.

________, 2017

The purpose and effect of each Reorganization is to change the form of organization of the Predecessor Fund from that of a separate portfolio of the Predecessor Company to that of a separate portfolio of the Successor Company. Each Successor Fund will continue the investment company business of its corresponding Predecessor Fund in a substantially unchanged manner. Each Successor Fund’s investment objectives and principal investment strategies will be similar to the investment objectives and principal investment strategies of its corresponding Predecessor Fund; and no Successor Fund will dispose of any assets received from its corresponding Predecessor Fund except in the ordinary course of its business as an investment company.

In approving each Reorganization, the Board of Directors of the Predecessor Company and the Board of Trustees of the Successor Company (each a “Board”) determined, with respect to its respective Fund participating in the Reorganization, that the Plan and the transactions contemplated thereunder are in the best interests of the Fund and the Board of the Predecessor Company determined that the interests of the shareholders of the Predecessor Fund will not be diluted as a result of the Reorganization.

Conclusion

Based on the foregoing, it is our opinion that the transfer of all the assets of a Predecessor Fund, pursuant to the Plan, to its corresponding Successor Fund solely in exchange for New Shares of the corresponding Successor Fund and the assumption by the corresponding Successor Fund of all the Liabilities of such Predecessor Fund followed by the complete liquidation of such Predecessor Fund immediately thereafter and the termination of such Predecessor Fund promptly thereafter will qualify as a reorganization under section 368(a)(1)(F) of the Code.

The opinions set forth above (subject to the limitations set forth above) with respect to (i) the nonrecognition of gain or loss by each Predecessor Fund and each Successor Fund, (ii) the basis and holding period of the assets received by each Successor Fund, (iii) the nonrecognition of gain or loss by each Predecessor Fund’s shareholders upon the receipt of the New Shares, (iv) the basis and holding period of the New Shares received by each Predecessor Fund’s shareholders and (v) the taxable year of each Predecessor Fund and its corresponding Successor Fund follow as a matter of law from the opinion that the transfers under the Plan will qualify as reorganizations under section 368(a)(1)(F) of the Code.

The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the “Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plan. Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such

________, 2017

interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

This opinion is furnished to each Fund solely for its benefit in connection with its respective Reorganization and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of each Fund and they may rely on it to the extent it relates to their Fund, it being understood that we are not establishing any attorney-client relationship with any shareholder of any of the Funds. This letter is not to be relied upon for the benefit of any other person.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement on Form N-14 (File No. 333-_____) containing the Joint Proxy Statement/Prospectus dated _____, 2017 relating to the Reorganizations filed by the Successor Company with the Securities and Exchange Commission (the “Registration Statement”), to the discussion of this opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, Vedder Price P.C.

Schedule A

The Funds participating in each Reorganization are as follows:

Predecessor Fund	Successor Fund
Sentinel Balanced Fund	Touchstone Balanced Fund
Sentinel Common Stock Fund	Touchstone Large Cap Focused Fund
Sentinel International Equity Fund	Touchstone International Equity Fund
Sentinel Small Company Fund	Touchstone Small Company Fund

[Form of Tax Opinion]

[TST – Existing Acquiring Fund]

________, 2017

Sentinel Multi-Asset Income Fund One National Life Drive Montpelier, Vermont 05604	Touchstone Flexible Income Fund 303 Broadway, Suite 1100 Cincinnati, Ohio 45202
Sentinel Sustainable Core Opportunities Fund One National Life Drive Montpelier, Vermont 05604	Touchstone Sustainability and Impact Equity Fund 303 Broadway, Suite 1100 Cincinnati, Ohio 45202

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) of Sentinel Multi-Asset Income Fund and Sentinel Sustainable Core Opportunities Fund (each a “Target Fund” and collectively, the “Target Funds”), each a series of Sentinel Group Funds, Inc., a Maryland corporation (the “Target Company”), and Touchstone Flexible Income Fund and Touchstone Sustainability and Impact Equity Fund (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), each a series of Touchstone Strategic Trust, a Massachusetts business trust (the “Acquiring Company”). The Target Funds and the Acquiring Funds are each referred to herein as a “Fund,” and collectively, as the “Funds.”

The Reorganizations will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of ______, 2017, entered into by the Acquiring Company, on behalf of the Acquiring Funds, the Target Company, on behalf of the Target Funds, and for purposes of paragraph 9.1 thereof only, Touchstone Advisors, Inc., the investment adviser for the Acquiring Funds, and for purposes of paragraphs 8.7 and 9.1 thereof only, Sentinel Asset Management, Inc., the investment adviser for the Target Funds (the “Plan”). Each Reorganization contemplates the transfer of all the assets of the Target Fund to its corresponding Acquiring Fund (as set forth in Schedule A attached hereto and incorporated herein by reference) solely in exchange for voting shares of beneficial interest, without par value, of the corresponding Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the corresponding Acquiring Fund of all the Liabilities (as defined in the Plan) of the Target Fund. As part of each Reorganization, the Target Fund will immediately thereafter distribute pro rata, by class, to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Target Fund, and the Target Fund promptly thereafter will be terminated under applicable state law.

In rendering this opinion, we have examined the Plan and have reviewed and relied upon representations made to us by duly authorized officers of the Target Company, on behalf of itself and the Target Funds,

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Vedder Price P.C. is affiliated with Vedder Price LLP, which operates in England and Wales, Vedder Price (CA), LLP, which operates in California, and Vedder Price Pte. Ltd., which operates in Singapore.

________, 2017

and the Acquiring Company, on behalf of itself and the Acquiring Funds, in letters dated ______, 2017. We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Our opinion is based, in part, on the assumption that each Reorganization described herein will occur in accordance with the terms of the Plan (without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved) and the facts and representations set forth or referred to in this letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate as of the date and time of the Closing (as defined in the Plan) (the “Effective Time”). You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion, with respect to each Reorganization, that for U.S. federal income tax purposes:

1.	The transfer by the Target Fund of all its assets to its corresponding Acquiring Fund solely in exchange for Acquiring Fund Shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of all the Liabilities of the Target Fund, immediately followed by the pro rata, by class, distribution of all the Acquiring Fund Shares so received by the Target Fund to the Target Fund’s shareholders of record in complete liquidation of the Target Fund and the termination of the Target Fund promptly thereafter, will constitute a “reorganization” within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Acquiring Fund and the Target Fund will each be a “party to a reorganization,” within the meaning of section 368(b) of the Code, with respect to such Reorganization.

2.	No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of its corresponding Target Fund solely in exchange for Acquiring Fund Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the Liabilities of the corresponding Target Fund. (Section 1032(a) of the Code).

3.	No gain or loss will be recognized by the Target Fund upon the transfer of all its assets to its corresponding Acquiring Fund solely in exchange for Acquiring Fund Shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of all the Liabilities of the Target Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares so received to the Target Fund’s shareholders solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund. (Sections 361(a) and (c) and 357(a) of the Code).

4.	No gain or loss will be recognized by the Target Fund’s shareholders upon the exchange, pursuant to the Plan, of all their shares of the Target Fund solely for Acquiring Fund Shares of the corresponding Acquiring Fund. (Section 354(a) of the Code).

________, 2017

5.	The aggregate basis of the Acquiring Fund Shares received by each Target Fund shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Target Fund shares exchanged therefor by such shareholder. (Section 358(a)(1) of the Code).

6.	The holding period of the Acquiring Fund Shares received by each Target Fund shareholder in the Reorganization will include the period during which the shares of the Target Fund exchanged therefor were held by such shareholder, provided such Target Fund shares were held as capital assets at the Effective Time. (Section 1223(1) of the Code).

7.	The basis of the assets of the Target Fund received by its corresponding Acquiring Fund will be the same as the basis of such assets in the hands of the Target Fund immediately before the Effective Time. (Section 362(b) of the Code).

8.	The holding period of the assets of the Target Fund received by the corresponding Acquiring Fund will include the period during which such assets were held by the Target Fund. (Section 1223(2) of the Code).

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on a Target Fund, an Acquiring Fund or any Target Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

Facts

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.

The Target Company has been registered and operated, since it commenced operations, as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Each Target Fund is a separate series of the Target Company that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Each Target Fund has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs. All the outstanding shares of each Target Fund are treated as equity for federal income tax purposes.

The Acquiring Company has been registered and operated, since it commenced operations, as an open-end management investment company under the 1940 Act. Each Acquiring Fund is a separate series of the Acquiring Company that is treated for federal income tax purposes as a separate corporation pursuant to section 851(g) of the Code. Each Acquiring Fund has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the

________, 2017

tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs. All the Acquiring Fund Shares of each Acquiring Fund issued in a Reorganization will be treated as equity for federal income tax purposes.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, each Acquiring Fund will acquire all the assets of its corresponding Target Fund solely in exchange for Acquiring Fund Shares of such Acquiring Fund and the assumption by the Acquiring Fund of all the Liabilities of the corresponding Target Fund. Immediately thereafter, each Target Fund will distribute pro rata, by class, to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Target Fund, and promptly thereafter, the Target Fund will be terminated under applicable state law. The assets of each Target Fund to be acquired by its corresponding Acquiring Fund will consist of all its assets, including, without limitation, all portfolio securities, cash, cash equivalents, commodities, interests in futures and other financial instruments, claims (whether absolute or contingent, known or unknown), receivables (including dividends or interest and other receivables) and other assets owned by such Target Fund and any deferred or prepaid expenses shown as an asset on the books of such Target Fund as of the Effective Time. In each Reorganization, the Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the corresponding Target Fund’s net assets and at least seventy percent (70%) of the fair market value of the corresponding Target Fund’s gross assets held immediately prior to the Reorganization.

Following each Reorganization, the Acquiring Fund will continue the corresponding Target Fund’s historic business or use a significant portion of the corresponding Target Fund’s historic business assets in its business. At the Effective Time, at least thirty-four percent (34%) of the total fair market value of each Target Fund’s portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of the corresponding Acquiring Fund. Neither Target Fund altered, or will alter, its portfolio in connection with its respective Reorganization to meet this thirty-four percent (34%) threshold. No Fund modified any of its investment objectives, strategies, policies, risks or restrictions in connection with its respective Reorganization and neither Acquiring Fund has any plan or intention to change any of its investment objectives, strategies, policies, risks or restrictions after its respective Reorganization.

In approving each Reorganization, the Board of Directors of the Target Company and the Board of Trustees of the Acquiring Company (each a “Board”) determined, with respect to its respective Fund participating in the Reorganization, that the Plan and the transactions contemplated thereunder are in the best interests of the Fund and that the interests of the shareholders of the Fund will not be diluted as a result of the Reorganization. In making such determination, each Board considered the operating efficiencies that may be achieved following each such Reorganization.

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Conclusion

Based on the foregoing, it is our opinion that the transfer of all the assets of a Target Fund, pursuant to the Plan, to its corresponding Acquiring Fund solely in exchange for Acquiring Fund Shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of all the Liabilities of such Target Fund followed by the complete liquidation of such Target Fund immediately thereafter and the termination of such Target Fund promptly thereafter will qualify as a reorganization under section 368(a)(1) of the Code.

The opinions set forth above (subject to the limitations set forth above) with respect to (i) the nonrecognition of gain or loss by each Target Fund and each Acquiring Fund, (ii) the basis and holding period of the assets received by each Acquiring Fund, (iii) the nonrecognition of gain or loss by each Target Fund’s shareholders upon the receipt of the Acquiring Fund Shares and (iv) the basis and holding period of the Acquiring Fund Shares received by each Target Fund’s shareholders follow as a matter of law from the opinion that the transfers under the Plan will qualify as reorganizations under section 368(a)(1) of the Code.

The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the “Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plan. Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

This opinion is furnished to each Fund solely for its benefit in connection with its respective Reorganization and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of each Fund and they may rely on it to the extent it relates to their Fund, it being understood that we are not establishing any attorney-client relationship with any shareholder of any of the Funds. This letter is not to be relied upon for the benefit of any other person.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement on Form N-14 (File No. 333-_____) containing the Joint Proxy Statement/Prospectus dated _____, 2017 relating to the Reorganizations filed by the Acquiring Company with the Securities and Exchange Commission (the “Registration Statement”), to the discussion of this opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that

________, 2017

we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, Vedder Price P.C.

Schedule A

The Funds participating in each Reorganization are as follows:

Target Fund	Acquiring Fund
Sentinel Multi-Asset Income Fund	Touchstone Flexible Income Fund
Sentinel Sustainable Core Opportunities Fund	Touchstone Sustainability and Impact Equity Fund